TERMINATION OF AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is entered into effective as of December 8, 2009 is entered into by and among Fero Industries, Inc., a Colorado corporation (the “Parent”), Pyro Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

R E C I T A L S

A.

The Parent and Company previously entered into that certain Share Exchange Agreement dated as of October 13, 2009 (the “Exchange Agreement”) pursuant to the which the parties thereto agreed that the Company’s shareholders would transfer all of their Company capital stock in exchange of an aggregate of 38,250,000 shares of Parent common stock and whereby upon consummation of the Exchange Agreement the Company would be a subsidiary of the Parent.

B.

The parties wish to terminate the Exchange Agreement and Section 9.03(a)(i) provides for the termination of the Exchange Agreement upon mutual written consent of the Parent and Company.

A G R E E M E N T

It is agreed as follows:

1.

Termination of Exchange Agreement.  In accordance with Section 9.03(a)(i) of the Exchange Agreement, the Parent and Company consent and agree that the Exchange Agreement is hereby terminated and the transactions described therein shall be abandoned without further action of the parties.

2.

Counterparts.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

3.

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

4.

Law Governing.  This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of California.

IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

The Parent:

FERO INDUSTRIES, INC.,

a Colorado corporation

By: ___/s/Kyle Schlosser_____

      Name: Kyle Schlosser

      Title: Chief Executive Officer

The Company:

PYRO PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/Alan Schechter_

      Name: Alan M. Schechter

      Title: Chief Executive Officer